Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form F-3 No. 333-270330) of Maris-Tech Ltd. ,and

(2)	Registration Statements (Form S-8 Nos. 333-274826 and 333-262910) pertaining to Maris-Tech Ltd. 2021 Share Option Plan.

of our report dated March 28, 2025, with respect to the financial statements of Maris-Tech Ltd. included in this Annual Report (Form 20-F) of Maris-Tech Ltd. for the year ended December 31, 2024.

/s/ KOST FORER GABBAY & KASIERER
Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
March 28, 2025	A Member of EY Global